Exhibit 4.2

Execution Version

TRUST SUPPLEMENT No. 2012-2C(R)

Dated as of May 15, 2018

between

AMERICAN AIRLINES, INC.

and

WILMINGTON TRUST COMPANY,

as Trustee,

to

PASS THROUGH TRUST AGREEMENT

Dated as of September 16, 2014

$100,000,000

American Airlines, Inc. Pass Through Trust 2012-2C(R)

4.700% American Airlines, Inc. Pass Through Certificates, Series 2012-2C(R)

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

Exhibit A	-	Form of Certificate
Exhibit B	-	DTC Letter of Representations
Exhibit C	-	Articles I through XII of the Basic Agreement

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

This Trust Supplement No. 2012-2C(R), dated as of May 15, 2018 (as amended from time to time, the “Trust Supplement”), between American Airlines, Inc., a Delaware corporation (the “Company”) and Wilmington Trust Company (the “Trustee”), to the Pass Through Trust Agreement, dated as of September 16, 2014, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company is the owner of, and has financed the eleven aircraft described in Schedule I to the NPA (each, an “Aircraft” and, collectively, the “Aircraft”);

WHEREAS, American previously issued the Class A Certificates and the Class B Certificates on December 13, 2012, and the Class C Certificates on June 6, 2013, in each case, in order to finance the Aircraft pursuant to the Series A and Series B Note Purchase Agreement and the Series C Note Purchase Agreement, as applicable;

WHEREAS, in the case of each Aircraft, the Company has issued pursuant to an Existing Indenture, on a recourse basis, Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes;

WHEREAS, the Company intends to refinance the Series C Equipment Notes with respect to each Aircraft through the issuance, pursuant to the Indenture and an Indenture Amendment, on a recourse basis, of Series C(R) Equipment Notes with respect to each such Aircraft on or prior to June 3, 2018 (the “Class C(R) Certificate Financing Termination Date”);

WHEREAS, the Trustee hereby declares the creation of the American Airlines, Inc. Pass Through Trust 2012-2C(R) (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

WHEREAS, the Escrow Agent and the Underwriter have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriter has delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series C(R) Equipment Notes as the conditions set forth in the NPA for such purchase are satisfied prior to the Class C(R) Certificate Financing Termination Date;

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WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Series C(R) Equipment Notes on or prior to the Class C(R) Certificate Financing Termination Date;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”), the NPA, the Participation Agreements and the Participation Agreement Amendments, upon the financing of an Aircraft under the NPA, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Series C(R) Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Series C(R) Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I.

THE CERTIFICATES

Section 1.01    The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “American Airlines, Inc. Pass Through Certificates, Series 2012-2C(R)” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a)    Except as otherwise amended, supplemented or otherwise modified herein, Articles I through XII set forth in Exhibit C supersede and replace Articles I through XII of the Basic Agreement, with respect to the Applicable Trust.

(b)    The aggregate face amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $100,000,000.

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(c)    The Regular Distribution Dates with respect to any distribution of Scheduled Payments means June 3 and December 3 of each year, commencing on December 3, 2018, until distribution of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(d)    The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(e)    At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(f)    (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to (A) represent and warrant to and for the benefit of the Company that either (I) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), any entity whose underlying assets are deemed to include “plan assets” (within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”) have not been used to purchase or hold Applicable Certificates or an interest therein or (II) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions, or, as applicable, all prohibitions under any applicable Similar Law, and (B) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreement, the Intercreditor Agreement Amendment, the Deposit Agreement, the Escrow Agreement, the NPA, each Participation Agreement Amendment and each Participation Agreement.

Further, each person who is an ERISA Plan and acquires or accepts an Applicable Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that the decision to acquire or accept the Applicable Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (a) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or

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understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (b) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (c) is not the individual retirement account (“IRA”) owner (in the case of a purchaser which is an IRA) (d) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Applicable Certificate or interest therein); (e) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Applicable Certificate or interest therein; (f) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Applicable Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (g) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Applicable Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Applicable Certificate or interest therein; and (h) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Applicable Certificate or interest therein.

(ii)    The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

(g)    The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(h)    The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

(i)    The Applicable Certificates are not entitled to the benefits of a liquidity facility.

(j)    The Parent will not initially guarantee the obligations of the Company under any Series C(R) Equipment Notes to be acquired by the Applicable Trust. For the avoidance of doubt, the Series C(R) Equipment Notes will not have the benefit of the Guarantee dated as of December 13, 2012, as confirmed and reaffirmed by the Guarantee Confirmation, dated as of June 6, 2013, of American Airlines Group, Inc. (as successor by merger with US Airways Group, Inc.).

(k)    The Responsible Party is the Company.

(j)    The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

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(l)    The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(m)    The Series C(R) Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II.

DEFINITIONS

Section 2.01    Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

“Agreement”: Has the meaning specified in the recitals hereto.

“Aircraft”: Has the meaning specified in the recitals hereto.

“Applicable Certificate”: Has the meaning specified in Section 1.01 of this Trust Supplement.

“Applicable Certificateholder”: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

“Applicable Closing Date”: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

“Applicable Participation Agreement”: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

“Applicable Trust”: Has the meaning specified in the recitals hereto.

“Basic Agreement”: Has the meaning specified in the first paragraph of this Trust Supplement.

“Certificate”: Has the meaning specified in the Intercreditor Agreement.

“Certificate Buyout Event”: Means that an American Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American shall have abandoned any Aircraft.

“Class”: Has the meaning specified in the Intercreditor Agreement.

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“Class A Liquidity Provider”: Means, initially, Landesbank Hessen-Thüringen Girozentrale, as liquidity provider under the liquidity facility for the Class A Certificates and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

“Class B Liquidity Provider”: Means, initially, Landesbank Hessen-Thüringen Girozentrale, as liquidity provider under the liquidity facility for the Class B Certificates and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

“Class C(R) Certificate Financing Termination Date”: Means the earlier of (a) June 3, 2018, and (b) the date on which Series C(R) Equipment Notes issued with respect to all of the Aircraft have been purchased by the Applicable Trust in accordance with the NPA.

“Class C Certificate Refinancing Date”: Means the date of redemption of the Series C Equipment Notes and the issuance of the Series C(R) Equipment Notes with respect to each such Aircraft.

“Closing Notice”: Has the meaning specified in the NPA.

“Company”: Has the meaning specified in the first paragraph of this Trust Supplement.

“Controlling Party”: Has the meaning specified in the Intercreditor Agreement.

“Cut-off Date”: Means the earlier of (a) the Class C(R) Certificate Financing Termination Date and (b) the date on which a Triggering Event occurs.

“Deposit Agreement”: Means the Deposit Agreement dated as of May 15, 2018, relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Depositary”: Means Natixis S.A., acting through its New York branch.

“Deposits”: Has the meaning specified in the Deposit Agreement.

“Distribution Date”: Means any Regular Distribution Date or Special Distribution Date as the context requires.

“Equipment Notes”: Means all of the equipment notes issued under the Indentures.

“Escrow Agent”: Means, initially, Wilmington Trust, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

“Escrow Agreement”: Means the Escrow and Paying Agent Agreement dated as of May 15, 2018, relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Underwriter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Escrow Paying Agent”: Means the Person acting as paying agent under the Escrow Agreement.

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“Escrow Receipt”: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

“Existing Indenture”: Has the meaning specified in the NPA.

“Final Maturity Date”: Means June 3, 2021.

“Final Withdrawal”: Has the meaning specified in the Escrow Agreement.

“Final Withdrawal Date”: Has the meaning specified in the Escrow Agreement.

“Final Withdrawal Notice”: Has the meaning specified in Section 5.02 of this Trust Supplement.

“Indenture”: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Closing Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Amendment”: Means, with respect to each Existing Indenture relating to an Aircraft, an amendment thereto, dated as of the Class C Certificate Refinancing Date, between the Company and the Loan Trustee.

“Intercreditor Agreement”: Means the Intercreditor Agreement dated as of December 13, 2012, as amended by Amendment No. 1 to the Intercreditor Agreement (2012-2) dated as of June 6, 2013, among the Trustee, the Other Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Investors”: Means the Underwriter, together with all subsequent beneficial owners of the Applicable Certificates.

“Issuance Date”: Means the date of this Trust Supplement.

“Make-Whole Amount”: Has the meaning specified in any Indenture.

“Note Documents”: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture, the Indenture Amendment, the Participation Agreement and the Participation Agreement Amendment relating to such Equipment Note.

“Notice of Purchase Withdrawal”: Has the meaning specified in the Deposit Agreement.

“NPA”: Means the Series C(R) Note Purchase Agreement dated as of May 15, 2018 among the Trustee, the Company, the Escrow Agent, the Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Series C(R) Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

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“Original Basic Agreement”: Means the Pass Through Trust Agreement, dated as of December 21, 2010, between the Company (as successor by merger with US Airways, Inc.) and the Trustee.

“Other Agreements”: Means (i) the Original Basic Agreement as supplemented by Trust Supplement No. 2012-2A-S dated as of December 13, 2012 relating to US Airways Pass Through Trust 2012-2A-S, (ii) the Original Basic Agreement as supplemented by Trust Supplement No. 2012-2B-S dated as December 13, 2012 relating to US Airways Pass Through Trust 2012-2B-S and (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

“Other Trustees”: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

“Other Trusts”: Means the US Airways Pass Through Trust 2012-2A-S, the US Airways Pass Through Trust 2012-2B-S and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

“Participation Agreement”: Means each Participation Agreement entered into by the Trustee pursuant to the Series A and Series B Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

“Participation Agreement Amendment”: Means each Participation Agreement Amendment to be entered into by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

“Pool Balance”: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of such Applicable Certificates or in respect of Deposits other than distributions made in respect of interest or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C(R) Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

“Pool Factor”: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C(R) Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

“Prospectus Supplement”: Means the final Prospectus Supplement dated May 1, 2018, relating to the offering of the Applicable Certificates.

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“Ratings Confirmation”: Has the meaning specified in the Intercreditor Agreement.

“Scheduled Closing Date”: Has the meaning specified in the NPA.

“Scheduled Payment”: Means, with respect to any Equipment Note, any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made), which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“Series A and Series B Note Purchase Agreement”: Means the Note Purchase Agreement dated December 13, 2012 relating to the Class A Certificates and the Class B Certificates.

“Series C Note Purchase Agreement”: Means the Note Purchase Agreement dated June 6, 2013 relating to the Class C Certificates.

“Series C(R) Equipment Notes”: Has the meaning specified in the NPA.

“Special Payment”: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

“Triggering Event”: Has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Property”: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

“Trust Supplement”: Has the meaning specified in the first paragraph of this trust supplement.

“Trustee”: Has the meaning specified in the first paragraph of this Trust Supplement.

“Underwriter”: Means Deutsche Bank Securities Inc.

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“Underwriting Agreement”: Means the Underwriting Agreement dated May 1, 2018 among the Underwriter, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE III.

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01    Statements to Applicable Certificateholders.

(a)    On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i)    the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

(ii)    the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii)    the amount of such distribution under the Agreement allocable to interest;

(iv)    the amount of such distribution under the Escrow Agreement allocable to interest;

(v)    the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi)    the Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will, at the expense of the Company, request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b)    Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year,

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and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c)    Promptly following (i) the Class C(R) Certificate Financing Termination Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth in page S-59 of the Prospectus Supplement, and (ii) the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Series C(R) Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Class C(R) Certificate Financing Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal payment schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Class C(R) Certificate Financing Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(d)    The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(e)    This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement (as amended pursuant to Section 1.01(a)), with respect to the Applicable Trust.

Section 3.02    Certificate Account and Special Payments Account.

(a)    Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b)    This Section 3.02 supersedes and replaces Section 4.01 (b) of the Basic Agreement (as amended pursuant to Section 1.01(a)) in its entirety, with respect to the Applicable Trust.

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Section 3.03    Distributions from Special Payments Account.

(a)    On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b)    The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i)    the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

(ii)    the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest,

(iii)    the reason for the Special Payment, and

(iv)    if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

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(c)    If any redemption of the Equipment Notes held in the Applicable Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(d)    This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04    Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “any Owner Trustee or any Owner Participant” in the third sentence thereof.

ARTICLE IV.

DEFAULT

Section 4.01    Purchase Rights of Certificateholders.

(a)    At any time after the occurrence and during the continuation of a Certificate Buyout Event, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to the Class B Trust Agreement) to purchase, for the purchase prices set forth in the Class A Trust Agreement and the Class B Trust Agreement, respectively, all, but not less than all, of the Class A Certificates and the Class B Certificates upon 15 days’ written notice to the Class A Trustee, the Class B Trustee and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15 day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15 day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 4.01(a).

(b)    By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event, if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to Section 4.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

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As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms “Class A Certificate”, “Class A Trust Agreement”, “Class A Trustee”, “Class B Certificate”, “Class B Trust Agreement”, “Class B Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(c)    This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02    Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE V.

THE TRUSTEE

Section 5.01    Delivery of Documents; Delivery Dates.

(a)    The Trustee is hereby directed (i) to execute and deliver the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b)    After the Issuance Date, the Company may deliver to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than one Business Day prior to the Scheduled Closing Date as to which such Closing Notice relates (the “Applicable Closing Date”), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Closing Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Company, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Intercreditor Agreement Amendment and the Participation Agreement Amendments specified in such Closing Notice (the “Applicable

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Participation Agreement Amendments”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement Amendments. If at any time prior to the Applicable Closing Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Closing Date. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement Amendments, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Closing Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(c)    The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02    Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice that the Trustee’s obligation to purchase Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the “Final Withdrawal Notice”).

Section 5.03    The Trustee.

(a)    Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)    Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or

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liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04    Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a)    the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b)    the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)    the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)    this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05    Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any

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Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VI.

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01    Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 6.02    Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (14) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee” shall also be deemed to refer to “the Intercreditor Agreement, the Escrow Agreement, the NPA or the Deposit Agreement” and (ii) enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(v) of the NPA and Section 9.1(c) of the Intercreditor Agreement.

Section 6.03    Section 6.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

Section 6.04    Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

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ARTICLE VII.

TERMINATION OF TRUST

Section 7.01    Termination of the Applicable Trust.

(a)    The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b)    The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

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ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01    Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 8.02    GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 8.03    Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.04    Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

[Signatures on following page]

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

AMERICAN AIRLINES, INC.

By:	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Lynette J. Hilgar
Name:	Lynette J. Hilgar
Title:	Financial Service Officer

[Signature Page for Trust Supplement]

EXHIBIT A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS AND WARRANTS TO OR FOR THE BENEFIT OF THE COMPANY THAT EITHER (I) THE ASSETS OF A PLAN HAVE NOT BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS, OR AS APPLICABLE, ALL PROHIBITIONS UNDER ANY APPLICABLE SIMILAR LAW AND (B)    DIRECTS THE TRUSTEE TO INVEST THE ASSETS HELD IN THE TRUST PURSUANT TO, AND TAKE ALL OTHER ACTIONS CONTEMPLATED BY, THE TERMS AND CONDITIONS OF THE BASIC AGREEMENT, THIS TRUST SUPPLEMENT, THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT AMENDMENT, THE DEPOSIT AGREEMENT, THE ESCROW AGREEMENT, THE NPA, EACH PARTICIPATION AGREEMENT AMENDMENT AND EACH PARTICIPATION AGREEMENT.

FURTHER, TO THE EXTENT THE HOLDER IS AN ERISA PLAN, SUCH HOLDER REPRESENTS AND WARRANTS THAT THE DECISION TO ACQUIRE OR ACCEPT THE CERTIFICATE OR INTEREST THEREIN HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY OF THE ERISA PLAN THAT (A) IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. 2510.3-21(C)(1)) OF THE COMPANY AND ITS AFFILIATES AND THERE IS NO FINANCIAL INTEREST, OWNERSHIP INTEREST, OR OTHER RELATIONSHIP, AGREEMENT OR UNDERSTANDING OR OTHERWISE THAT WOULD LIMIT ITS ABILITY TO CARRY OUT ITS FIDUCIARY RESPONSIBILITY TO THE ERISA PLAN; (B) IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER, OR AN INDEPENDENT FIDUCIARY THAT HOLDS,

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OR HAS UNDER MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (IN EACH CASE, AS SPECIFIED IN 29 C.F.R. 2510.3-21(C)(1)(I)(A)-(E)); (C) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A PURCHASER WHICH IS AN IRA) (D) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO ACQUIRE OR ACCEPT THE CERTIFICATE OR INTEREST THEREIN); (E) HAS BEEN FAIRLY INFORMED THAT THE COMPANY AND ITS AFFILIATES HAVE NOT AND WILL NOT UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE ACQUISITION OR ACCEPTANCE OF THE CERTIFICATE OR INTEREST THEREIN; (F) HAS BEEN FAIRLY INFORMED THAT THE COMPANY AND ITS AFFILIATES HAVE FINANCIAL INTERESTS IN THE ERISA PLAN’S ACQUISITION OR ACCEPTANCE OF THE CERTIFICATE OR INTEREST THEREIN, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE ERISA PLAN, AS MORE FULLY DESCRIBED IN THE OFFERING MATERIALS; (G) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE OR ACCEPT THE CERTIFICATE OR INTEREST THEREIN AND IS RESPONSIBLE FOR EXERCISING (AND HAS EXERCISED) INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH ERISA PLAN IN THE CERTIFICATE OR INTEREST THEREIN; AND (H) IS NOT PAYING THE COMPANY OR ANY OF ITS AFFILIATES, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OR ACCEPTANCE OF THE CERTIFICATE OR INTEREST THEREIN.

CERTAIN TERMS USED HEREIN SHALL HAVE THE MEANINGS SPECIFIED IN THE TRUST SUPPLEMENT (THE “AGREEMENT”).

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FORM OF CERTIFICATE

Certificate

No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*

AMERICAN AIRLINES, INC. PASS THROUGH TRUST 2012-2C(R)

American Airlines, Inc. Pass Through Certificate, Series 2012-2C(R)

Issuance Date: May 15, 2018

Final Maturity Date: June 3, 2021

Evidencing A Fractional Undivided Interest In The American Airlines, Inc. Pass Through Trust 2012-2C(R), The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By American Airlines, Inc.

$[_____________] Fractional Undivided Interest

representing 0.0010000000% of the Trust per $1,000 face amount

THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (___________________________________________________ DOLLARS) Fractional Undivided Interest in the American Airlines, Inc. Pass Through Trust 2012-2C(R) (the “Trust”) created by Wilmington Trust Company, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of September 16, 2014 (the “Basic Agreement”), between the Trustee and American Airlines, Inc., a corporation incorporated under Delaware law (the “Company”), as supplemented by Trust Supplement No. 2012-2C(R) thereto, dated as of May 15, 2018 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “American Airlines, Inc. Pass Through Certificates, Series 2012-2C(R)” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust,

* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

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the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on June 3 and December 3 of each year (a “Regular Distribution Date”) commencing December 3, 2018 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or

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American Airlines Aircraft EETC

proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to (a) represent and warrant to or for the benefit of the Company that either: (i) the assets of a Plan have not been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person is exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under applicable Similar Law; and (b) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreement, the Intercreditor Agreement Amendment, the Deposit Agreement, the Escrow Agreement, the NPA, each Participation Agreement Amendment and each Participation Agreement.

Further, each person who is an ERISA Plan and acquires or accepts a Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted that the decision to acquire or accept the Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (a) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (b) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (c) is not the individual retirement account (“IRA”) owner (in the case of a purchaser which is an IRA) (d) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Certificate or interest therein); (e) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Certificate or interest therein; (f) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (g) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Certificate or interest therein; and (h) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein.

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

AMERICAN AIRLINES, INC. PASS THROUGH TRUST 2012-2C(R)

By:	WILMINGTON TRUST COMPANY,
as Trustee

By
Name:
Title:

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By
Name:
Title:

Trust Supplement No. 2012-2C(R)

American Airlines Aircraft EETC

EXHIBIT B

DTC LETTER OF REPRESENTATIONS

B-1

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

ISSUER LETTER OF REPRESENTATIONS

(To be completed by Issuer and Co-Issuer(s), if applicable)

American Airlines Pass Through Trust 2012-2C(R)

(Name of Issuer and Co-Issuer(s), if applicable)

4.700% American Airlines Pass Through Certificates, Series 2012-2C(R)

(Security Description, including series designation if applicable)

02377H AA1

(CUSIP Number(s) of the Securities)

May 15, 2018
(Date)

The Depository Trust Company

570 Washington Blvd, 4th FL

Jersey City, NJ 07310

Attention: Underwriting Department

Ladies and Gentlemen:

This letter sets forth our understanding with respect to the Securities represented by the CUSIP number(s) referenced above (the “Securities”). Issuer requests that The Depository Trust Company (“DTC”) accept the Securities as eligible for deposit at DTC.

Issuer is: (Note: Issuer must represent one and cross out the other.)

[formed under the laws of] Delaware.

The DTC Clearing Participant Deutsche Bank Securities Inc. will distribute the Securities through DTC.

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC’s Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC’s Operational Arrangements, as they may be amended from time to time.

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

Very truly yours,

American Airlines Pass Through Trust 2012-2C(R)

By: Wilmington Trust Company, as Trustee

(Issuer)

By:	/s/ Jose L. Paredes
(Authorized Officer’s Signature)

Jose L. Paredes

(Print Name)

Wilmington Trust Company

1100 North Market Street

(Street Address)

    Wilmington        Delaware        USA         19890

        (City)                         (State)              (Country)        (Zip Code)

###

(Phone Number)

###

(E-mail Address)

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

Additional Signature Page to

ISSUER LETTER OF REPRESENTATIONS

For use with Co-Issuers

Name of Issuer and Co-lssuer(s)

In signing this Issuer Letter of Representations dated as of                                 .

Co-Issuer agrees to and shall be bound by all “Issuer” representations.

(Co-Issuer)

By:
(Authorized Officer’s Signature)

(Print Name)

(Street Address)

        (City)                         (State)                  (Country)                 (Zip Code)

(Phone Number)

(E-mail Address)

SCHEDULE A

(To Issuer Letter of Representations)

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC—bracketed material may be applicable only to certain issues)

1. The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

SCHEDULE A

(To Issuer Letter of Representations)

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

[9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

12. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

EXHIBIT C

ARTICLES I – XII OF THE BASIC AGREEMENT

C-1

EXHIBIT C

ARTICLES I – XII OF THE BASIC AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms used herein that are defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

(3) all references in this Basic Agreement to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Basic Agreement;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision;

(5) unless the context otherwise requires, whenever the words “including,” “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”; and

(6) the term “this Agreement” (as distinguished from “this Basic Agreement”) refers, unless the context otherwise requires, to this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the series of Certificates issued or to be issued in respect thereof, with reference to such Trust and such series of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such series of Certificates.

Act: Has the meaning, with respect to any Certificateholder, specified in Section 1.04(a).

Affiliate: Means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “Control,” when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aircraft: Means one or more aircraft, including engines therefor, owned by or leased to the Company and securing one or more Equipment Notes.

Authorized Agent: Means, with respect to the Certificates of any series, any Paying Agent or Registrar for the Certificates of such series.

Avoidable Tax: Has the meaning specified in Section 7.09(e).

Basic Agreement: Means this Pass Through Trust Agreement, as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

Book-Entry Certificates: Means, with respect to the Certificates of any series, a beneficial interest in the Certificates of such series, ownership and transfers of which shall be made through book entries as described in Section 3.05.

Business Day: Means, with respect to the Certificates of any series, any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Phoenix, Arizona, New York, New York, or, so long as any Certificate of such series is outstanding, the city and state in which the Trustee or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate: Means any one of the certificates executed and authenticated by the Trustee, substantially in the form attached to the Trust Supplement establishing such series of Certificates.

Certificate Account: Means, with respect to the Certificates of any series, the account or accounts created and maintained for such series pursuant to Section 4.01(a) and the related Trust Supplement.

Certificateholder or Holder: Means, with respect to the Certificates of any series, the Person in whose name a Certificate of such series is registered in the Register for Certificates of such series.

Certificate Owner: Means, with respect to the Certificates of any series, for purposes of Section 3.05, the Person who owns a Book-Entry Certificate of such series.

Clearing Agency: Means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

Company: Means US Airways, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, when such reference is required for purposes of compliance with the Trust Indenture Act) any other “obligor” (within the meaning of the Trust Indenture Act) with respect to the Certificates of any series.

Controlling Party: Means, with respect to the Certificates of any series, the Person entitled to act as such pursuant to the terms of the related Intercreditor Agreement.

Corporate Trust Office: Means, with respect to the Trustee or any Loan Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

Cut-Off Date: Means, with respect to the Certificates of any series, the date designated as such in the Trust Supplement establishing such series.

Definitive Certificates: Has the meaning, with respect to the Certificates of any series, specified in Section 3.05.

Direction: Has the meaning specified in Section 1.04(a).

Distribution Date: Means any Regular Distribution Date, Special Distribution Date or Initial Regular Distribution Date.

Equipment Notes: Means, with respect to any Trust, any one of the notes, certificates or instruments issued pursuant to any Indenture and described as “Equipment Notes” in, or on a schedule attached to, the Trust Supplement in respect of such Trust and to be held by the Trustee as part of such Trust, including any Equipment Note (as so defined) issued under the applicable Indenture in replacement thereof or substitution therefor.

ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

Escrow Account: Has the meaning, with respect to any Trust, specified in Section 2.02(b).

Escrowed Funds: Has the meaning, with respect to any Trust, specified in Section 2.02(b).

Event of Default: Means, in respect of any Trust, an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued and such other event as may be designated under the related Trust Supplement as an “Event of Default.”

Fractional Undivided Interest: Means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.

Guarantee: Means, with respect to the Certificates of any series, a guarantee by the Parent of the obligations of the Company under any Equipment Notes or any Leases related to Equipment Notes to be acquired and held in the Trust as to which the Certificates of such series represent fractional undivided interests.

Indenture: Means, with respect to any Trust, each of the one or more separate trust indenture and security agreements or trust indenture and mortgages or similar documents described in, or on a schedule attached to, the Trust Supplement and an indenture having substantially the same terms and conditions which relates to a Substitute Aircraft, as each such indenture may be amended or supplemented in accordance with its respective terms; and “Indentures” means all of such agreements.

Indenture Event of Default: Means, with respect to any Indenture, any Indenture Event of Default (as such term is defined in such Indenture).

Initial Regular Distribution Date: Means, with respect to the Certificates of any series, the first Regular Distribution Date on which a Scheduled Payment is to be made.

Intercreditor Agreement: Means (a) any agreement by and among the Trustee, as trustee hereunder with respect to one or more Trusts, one or more Liquidity Providers, if applicable, and a Subordination Agent providing, among other things, for the distribution of payments made in respect of Equipment Notes held by such Trusts, or (b) such other agreement or agreements designated as an “Intercreditor Agreement” in the Trust Supplement relating to any Trust.

Issuance Date: Means, with respect to the Certificates of any series, the date of the issuance of such Certificates.

Lease: Means any lease between an Owner Trustee, as the lessor (or such other Person acting as the lessor), and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms; and “Leases” means all such Leases.

Letter of Representations: Means, with respect to the Certificates of any series, an agreement among the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an Exhibit to the related Trust Supplement, as such letter may be modified or supplemented, or any successor letter thereto.

Liquidity Facility: Means, with respect to the Certificates of any series or any Equipment Notes, (a) any revolving credit agreement, letter of credit, bank guarantee, insurance policy, surety bond or financial guaranty or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support relating to the Certificates of such series between a Liquidity Provider and a Subordination Agent or one or more other Persons, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and, if applicable, the terms of any Intercreditor Agreement, or (b) such other agreement or agreements designated as a “Liquidity Facility” in the Trust Supplement relating to any Trust.

Liquidity Provider: Means, with respect to the Certificates of any series, a bank, insurance company, financial institution or other Person that agrees to provide a Liquidity Facility for the benefit of the holders of Certificates of such series.

Loan Trustee: Means, with respect to any Equipment Note or the Indenture applicable thereto, the bank, trust company or other financial institution designated as loan or indenture trustee under such Indenture, and any successor to such Loan Trustee as such trustee; and “Loan Trustees” means all of the Loan Trustees under the Indentures.

Note Documents: Means, with respect to the Certificates of any series, the Equipment Notes with respect to such Certificates and, with respect to such Equipment Notes, the related Participation Agreement, Indenture, Note Purchase Agreement, Purchase Agreement Assignment and, if the related Aircraft is leased to the Company, the Lease and the Trust Agreement relating to such Aircraft, and, if the Parent has guaranteed the obligations of the Company under any such Equipment Notes or Leases, the Guarantee.

Note Purchase Agreement: Means, with respect to the Certificates of any series, any note purchase, refunding, participation or similar agreement providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the relevant Trust; and “Note Purchase Agreements” means all such agreements.

Officer’s Certificate: Means a certificate signed, (a) in the case of the Company by (i) the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or the Treasurer of the Company signing alone, or (ii) any Vice President of the Company signing together with the Secretary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or (b) in the case of the Trustee or an Owner Trustee or a Loan Trustee, a Responsible Officer of the Trustee or such Owner Trustee or such Loan Trustee, as the case may be.

Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) a senior attorney of the Company one of whose principal duties is furnishing advice as to legal matters, (ii) Latham & Watkins LLP or (iii) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of any Owner Trustee or any Loan Trustee, may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

Other Agreements: Has the meaning specified in Section 6.01(b).

Outstanding: When used with respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Agreement, except:

(i) Certificates of such series theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

(ii) All of the Certificates of such series if money in the full amount required to make the final distribution with respect to such series pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of the Certificates of such series as provided in Section 4.01, pending distribution of such money to such Certificateholders pursuant to payment of such final distribution payment; and

(iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Agreement.

Owner Participant: Means, with respect to any Equipment Note, the “Owner Participant”, if any, as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and “Owner Participants” at any time of determination means all of the Owner Participants thus referred to in the Indentures.

Owner Trustee: Means, with respect to any Equipment Note, the “Owner Trustee”, if any, as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and “Owner Trustees” means all of the Owner Trustees party to any of the related Indentures.

Parent: Means US Airways Group, Inc., a Delaware corporation, and its successors and assigns.

Paying Agent: Means, with respect to the Certificates of any series, the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.12.

Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

Person: Means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

Pool Balance: Means, with respect to the Certificates of any series as of any date, except to the extent otherwise provided in the applicable Trust Supplement, (i) the original aggregate face amount of the Certificates of such series less (ii) the aggregate amount of all distributions made in respect of such Certificates other than distributions made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such Distribution Date.

Pool Factor: Means, with respect to any series of Certificates as of any date, except to the extent otherwise provided in the applicable Trust Supplement, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such series as of such date by (ii) the original aggregate face amount of the Certificates of such series. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust relating to such series and the distribution thereof to be made on such Distribution Date.

Postponed Notes: Means, with respect to any Trust or the related series of Certificates, the Equipment Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.02(b).

Postponement Notice: Means, with respect to any Trust or the related series of Certificates, an Officer’s Certificate of the Company (1) requesting that the Trustee temporarily postpone purchase of the related Equipment Notes to a date later than the Issuance Date of such series of Certificates, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Equipment Note (subject to subsequent change from time to time in accordance with the relevant Note Purchase Agreement), or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date (subject to subsequent change from time to time in accordance with the relevant Note Purchase Agreement).

Potential Purchaser: Has the meaning, with respect to any Certificateholder, specified in Section 6.01(b).

PTC Event of Default: Means, with respect to the Certificates of any series, any failure to pay within ten Business Days of the due date thereof: (i) the outstanding Pool Balance of such series of Certificates on the date specified in any Trust Supplement for such payment or (ii) interest due on the Certificates of such series on any Distribution Date (unless the related Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the related Intercreditor Agreement), or a withdrawal or withdrawals pursuant to a cash collateral account under such Intercreditor Agreement, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

Purchase Agreement Assignment: Has the meaning, with respect to the Certificates of any series, specified therefor in the related Participation Agreement.

Purchasing Certificateholder: Has the meaning, with respect to any Certificateholder, specified in Section 6.01(b).

Record Date: Means, with respect to any Trust or the related series of Certificates, (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, or such other date as shall be specified for such series in the applicable Trust Supplement, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Special Distribution Date, or such other date as shall be specified for such series in the applicable Trust Supplement.

Register and Registrar: Means, each with respect to the Certificates of any series, the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

Regular Distribution Date: Means, with respect to distributions of Scheduled Payments in respect of any series of Certificates, each date designated as such in this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made, or until such Equipment Notes have been redeemed or otherwise prepaid in full; provided that, if any such day is not a Business Day, the related distribution shall be made on the next succeeding Business Day.

Request: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer’s Certificate and an Opinion of Counsel as provided in Section 1.02 of this Basic Agreement.

Responsible Officer: Means, with respect to any Trustee, any Loan Trustee and any Owner Trustee, any officer in the Corporate Trust Department or similar department of the Trustee, Loan Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

Responsible Party: Means, with respect to the Certificates of any series, the Person designated as such in the related Trust Supplement.

Scheduled Payment: Means, with respect to any Equipment Note, except to the extent otherwise provided in the applicable Trust Supplement, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days after the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Certificates of any series with funds drawn under the Liquidity Facility for such series (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days after the date upon which payment is scheduled to be made), which payment in the case of clauses (i) or (ii) represents an installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

Selling Certificateholder: Has the meaning, with respect to any Certificateholder, specified in Section 6.01(b).

Special Distribution Date: Means, with respect to the Certificates of any series, each date on which a Special Payment is to be distributed as specified in this Agreement; provided that, if any such day is not a Business Day, the related distribution shall be made on the next succeeding Business Day.

Special Payment: Means, except to the extent otherwise provided in the applicable Trust Supplement, (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture relating to such

Trust), (ii) the amounts required to be distributed pursuant to the last paragraph of Section 2.02(b), or (iii) the amounts required to be distributed pursuant to the penultimate paragraph of Section 2.02(b).

Special Payment Accounts: Means, with respect to the Certificates of any series, the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supplement.

Specified Investments: Means, with respect to any Trust, unless otherwise specified in the related Trust Supplement, (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof rated at least P-2 or its equivalent by Moody’s Investors Service, Inc. (“Moody’s”) or at least A-2 or its equivalent by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody’s or A2 or its equivalent by S&P; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank’s capital and surplus, (iv) U.S. dollar-denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) above as collateral; provided further, that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above.

Subordination Agent: Has the meaning, with respect to the Certificates of any series, specified therefor in the relevant Intercreditor Agreement.

Substitute Aircraft: Means, with respect to any Trust, any Aircraft of a type specified in this Agreement and, at the election of the Company, substituted prior to the applicable Cut-off Date, if any, pursuant to the terms of this Agreement.

Transfer Date: Has the meaning, with respect to the Certificates of any series, assigned to that term or any of the terms “Delivery Date,” “Funding Date” or “Closing Date” in any relevant Note Purchase Agreement, and in any event refers to any such date as it may be changed from time to time in accordance with the terms of such Note Purchase Agreement.

Triggering Event: Has the meaning, with respect to the Certificates of any series, specified therefor in the relevant Intercreditor Agreement.

Trust: Means, with respect to the Certificates of any series, the separate trust created under this Agreement.

Trustee: Means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.

Trust Indenture Act: Except as otherwise provided in Section 9.06, means, with respect to any particular Trust, the Trust Indenture Act of 1939, as in force at the date as of which the related Trust Supplement was executed.

Trust Property: Means, with respect to any Trust, except to the extent otherwise provided in the applicable Trust Supplement, (i) subject to any related Intercreditor Agreement, the Equipment Notes held as the property of such Trust, the related Guarantee, if any, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) debt instruments issued by the Company in accordance with the first paragraph of Section 2.02(b), (iii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and, subject to any related Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Equipment Note referred to in (i) above, (iv) all rights of such Trust and the Trustee, on behalf of the Trust, under any Intercreditor Agreement or Note Purchase Agreement, including, without limitation, all monies receivable in respect of such rights, and (v) all monies receivable under any Liquidity Facility for such Trust.

Trust Supplement: Means an agreement supplemental hereto pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or otherwise modified.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Certificates of any series, this Agreement, the Company, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signer or signers, all conditions precedent, if any, provided for in this Basic Agreement or this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any series, this Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:

(1) a statement that (x) each individual signing such certificate or (y) each firm or person executing such Opinion of Counsel has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such individual or firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual or firm, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or, in respect of the Certificates of any series, this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement in respect of the Certificates of any series to be given or taken by Certificateholders (a “Direction”) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is expressly required pursuant to this Agreement, to the Company or any Loan Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and the related Loan Trustee, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any Direction under this Agreement, Certificates owned by the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person.

(d) The Company may, at its option, by delivery of an Officer’s Certificate to the Trustee, set a record date to determine the Certificateholders in respect of the Certificates of any series entitled to give any Direction. Notwithstanding Section 316 (c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders of the applicable series in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided, however, that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

(e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

(f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates of such series.

ARTICLE II

ORIGINAL ISSUANCE OF CERTIFICATES: ACQUISITION OF TRUST PROPERTY

Section 2.01. Amount Unlimited; Issuable in Series. (a) The aggregate face amount of Certificates that may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the “Pass Through Certificates”, with such further designations added or incorporated in such title for the Certificates of each series as are specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each series of Certificates issued pursuant to this Agreement will evidence fractional undivided interests in the related Trust and, except as may be specified in any Intercreditor Agreement or in the applicable Trust Supplement, will have no rights, benefits or interests in respect of any other Trust or the Trust Property held therein. All Certificates of the same series shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

(b) The following matters shall be established with respect to the Certificates of each series issued under this Agreement by a Trust Supplement executed and delivered (x) by and between the Company and the Trustee, or (y) if the Parent will guarantee the obligations of the Company under any Equipment Notes or any Leases related to Equipment Notes to be acquired and held in the Trust formed by such Trust Supplement, by and among the Parent, the Company and the Trustee:

(1) the formation of the Trust as to which the Certificates of such series represent fractional undivided interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

(2) the specific title of the Certificates of such series (which title shall distinguish the Certificates of such series from each other series of Certificates created under this Basic Agreement and a Trust Supplement);

(3) subject to Section 2.01(a), any limit upon the aggregate face amount of the Certificates of such series which may be authenticated and delivered under this Basic Agreement (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.03, 3.04, 3.05(d) and 3.06);

(4) the Cut-off Date with respect to the Certificates of such series and the related Trust;

(5) the Regular Distribution Dates applicable to the Certificates of such series;

(6) the Special Distribution Dates applicable to the Certificates of such series;

(7) if other than as provided in Sections 3.04 or 7.12(b), the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

(8) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;

(9) if other than United States dollars, the currency or currencies (including composite currencies or currency units) in which the Certificates of such series shall be denominated or payable, in whole or in part;

(10) the specific form of the Certificates of such series (including the interest rate applicable thereto) and whether or not Certificates of such series are to be issued as Book-Entry Certificates and, if such Certificates are to be Book-Entry Certificates, the form of Letter of Representations, if any (or, in the case of any Certificates denominated or payable in a currency other than United States dollars and if other than as provided in Section 3.05, whether and the circumstances under which beneficial owners of interests in such Certificates in permanent global form may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination);

(11) a description of the Equipment Notes, and, if applicable, of any notes issued by a trust or other entity secured by Equipment Notes, to be acquired and held in the Trust formed by such Trust Supplement and of the related Aircraft, if determined, and Note Documents, if determined;

(12) provisions with respect to the terms for which the definitions set forth in Article I hereof or the terms of any Section of this Basic Agreement, including Section 11.01, permit or require further specification in the related Trust Supplement;

(13) any restrictions (including legends) in respect of ERISA or tax matters;

(14) the acceptance of appointment by the institution named to act as Trustee with respect to such Trust, if different from the institution executing this Basic Agreement or its successor;

(15) whether such series will be subject to an Intercreditor Agreement and, if so, the specific designation of such Intercreditor Agreement and the rights of Potential Purchasers upon the occurrence of a Triggering Event;

(16) whether such series will have the benefit of a Liquidity Facility or other form of credit enhancement and, if so, any terms appropriate thereto;

(17) whether the Parent will guarantee the obligations of the Company under any Equipment Notes or any Leases related to Equipment Notes to be acquired and held in the Trust formed by such Trust Supplement and, if so, the specific form of such Guarantee or Guarantees and a statement that the Parent shall be an “obligor” as such term is defined in and solely for purposes of the Trust Indenture Act and shall be required to comply with those provisions of this Agreement compliance with which is required by an “obligor” under the Trust Indenture Act;

(18) whether there will be a deposit agreement, escrow agreement or other arrangement prior to the delivery of one or more Aircraft or the commencement of the Lease with respect to one or more Aircraft, and, if so, any terms appropriate thereto;

(19) the extent, if any, to which the Company may acquire Certificates and deliver such Certificates or cash to the respective Trusts and obtain the release of Equipment Notes or other Trust Property held by such Trusts;

(20) if the Certificates of such series are to be issued in bearer form, the forms thereof and any other special terms relating thereto;

(21) the “Responsible Party” for purposes of directing the Trustee to make Specified Investments; and

(22) any other terms of the Certificates of such series or any related Guarantee (which terms shall not be inconsistent with the provisions of the Trust Indenture Act but may modify, amend, supplement or delete any of the terms of this Basic Agreement), including any terms of the Certificates of such series which may be required or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Certificates of the series.

(c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction or waiver of any conditions precedent set forth in such Trust Supplement or in any other document to which a Trustee is a party relating to the issuance of the Certificates of such series.

Section 2.02. Acquisition of Equipment Notes. (a) Unless otherwise specified in the related Trust Supplement, on or prior to the Issuance Date of the Certificates of a series, the Trustee shall execute and deliver the related Note Purchase Agreements in the form delivered to the Trustee by the Company and shall, subject to the respective terms thereof, perform its obligations under such Note Purchase Agreements. Unless otherwise specified in the related Trust Supplement, the Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate purchase price of the Equipment Notes (and/or, if applicable, any notes issued by a trust or other entity secured by Equipment Notes) contemplated to be purchased by the Trustee under the related Note Purchase Agreements and, concurrently therewith (unless the Company shall have delivered to the Trustee the Postponement Notice relating to one or more Postponed Notes pursuant to Subsection (b) below), the Trustee shall purchase, pursuant to the terms and conditions of the Note Purchase Agreements, such Equipment Notes (except Postponed Notes, if any)(or other notes) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

(b) Unless otherwise specified in the related Trust Supplement, if on or prior to the Issuance Date with respect to a series of Certificates the Company shall deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to the related Trust, the “Escrow Account”) to be maintained as part of the related Trust an amount equal to the purchase price of such Postponed Notes (the “Escrowed Funds”). The portion of the Escrowed Funds so deposited with respect to any particular Postponed Notes shall be invested (a) by the Trustee at the written direction and risk of, and for the benefit of, the Responsible Party in Specified Investments or (b) if provided in the Trust Supplement relating to such series of Certificates and subject to the terms and conditions set forth therein, in debt instruments of the Company, in each case (i) maturing no later than any scheduled Transfer Date relating to such Postponed Notes, or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if subsequent to the giving of the applicable Postponement Notice the Company has given notice to the Trustee that such Postponed Notes will not be issued, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the applicable Note Purchase Agreements on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes, on the terms specified in such Note Purchase Agreements, with the Escrowed Funds withdrawn from the Escrow Account.

The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction and risk of, and for the benefit of, the Responsible Party in Specified Investments maturing as provided in the preceding paragraph.

Subject to the provisions of the Intercreditor Agreement, any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Responsible Party. The Responsible Party shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any net losses on any Specified Investments made at its direction and risk as incurred. On any Regular Distribution Date in respect of the Certificates of any series occurring prior to the date of purchase of any Postponed Notes by the Trustee, the Responsible Party will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on such Postponed Notes if such Postponed Notes had been purchased on the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Regular Distribution Date. On the first Regular Distribution Date in respect of the Certificates of any series following the purchase of any Postponed Notes by the Trustee, the Responsible Party will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on such Postponed Notes if such Postponed Notes had been purchased on the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

If, in respect of the Certificates of any series, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring not less than 15 days following the date of such notice, (i) the Responsible Party shall pay (in immediately available funds) to the Trustee for deposit in the related Special Payments Account, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice from the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

If, on such Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next Special Distribution Date occurring not less than 15 days following such Cut-off Date (i) the Responsible Party shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased from the later of the Issuance Date or the previous Regular Distribution Date in respect of the Certificates of such series to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

Section 2.03. Acceptance by Trustee. The Trustee, by the execution and delivery of a Trust Supplement creating a Trust and establishing a series of Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 2.02 hereof and the related Note Purchase Agreements and shall declare that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By the acceptance of each Certificate of such series issued to it under this Agreement, each initial Holder of such series as grantor of such Trust shall thereby join in the creation and declaration of such Trust.

Section 2.04. Limitation of Powers. Each Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth in this Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a “grantor trust” for federal income tax purposes (including, as subject to this restriction, acquiring any Aircraft (as defined in the related Indentures) by bidding for such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

ARTICLE III

THE CERTIFICATES

Section 3.01. Form, Denomination and Execution of Certificates. Except to the extent otherwise provided in the applicable Trust Supplement, the Certificates of each series shall be issued in fully registered form without coupons and shall be substantially in the form attached to the related Trust Supplement, with such omissions, variations and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable laws, rules, regulations, or the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently with this Agreement, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee’s or such officers’ execution of the Certificates.

Except as provided in Section 3.05, the definitive Certificates of such series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in minimum denominations of $1,000 or integral multiples thereof except that one Certificate of such series may be issued in a different denomination.

The Certificates of such series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates.

Section 3.02. Authentication of Certificates. (a) Except to the extent otherwise provided in the applicable Trust Supplement, on the Issuance Date, the Trustee shall duly execute, authenticate and deliver Certificates of each series in authorized denominations equaling in the aggregate the aggregate principal amount of the Equipment Notes that may be purchased by the Trustee pursuant to the related Note Purchase Agreements, and evidencing the entire ownership of the related Trust. Thereafter, the Trustee shall duly execute, authenticate and deliver the Certificates of such series as provided in this Agreement.

(b) No Certificate of any series shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated the date of their authentication.

Section 3.03. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall execute, authenticate and deliver temporary Certificates of each series. Temporary Certificates of each series shall be substantially in the form of definitive Certificates of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates of such series, as evidenced by their execution of such temporary Certificates. If temporary Certificates of any series are issued, the Trustee will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of like series, in authorized denominations and of a like Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates of such series.

Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the “Register”) for each series of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Certificates of each series and transfers and exchanges of such Certificates as herein provided.

All Certificates issued upon any registration of transfer or exchange of Certificates of any series shall be valid obligations of the applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Certificates of such series surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

Except to the extent otherwise provided in the applicable Trust Supplement, no service charge shall be made to a Certificateholder for any registration of transfer or exchange of

Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

Section 3.05. Book-Entry and Definitive Certificates. (a) Except for one Certificate of each series that may be issued in a denomination of other than an even multiple of $1,000, the Certificates of any series may be issued at the option of the Company in the form of one or more typewritten Certificates representing the Book-Entry Certificates of such series, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Certificates of such series, except as provided above and in Subsection (d) below. As to the Certificates of any such series (other than the one Certificate of such series issued in a denomination of other than an even multiple of $1,000), unless and until definitive, fully registered Certificates (the “Definitive Certificates”) have been issued pursuant to Subsection (d) below:

(i) the provisions of this Section 3.05 shall be in full force and effect;

(ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates);

(iii) to the extent that the provisions of this Section 3.05 conflict with any other provisions of this Agreement (other than the provisions of any Trust Supplement expressly amending this Section 3.05 as permitted by this Basic Agreement), the provisions of this Section 3.05 shall control;

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, interest and premium, if any, on the Certificates to such Clearing Agency Participants;

(v) such Certificates of such series may be transferred in whole, but not in part, and in the manner provided in Section 3.04, by the Clearing Agency holding such Certificates to a nominee of such Clearing Agency, or by such Clearing Agency to a successor Clearing Agency that has been selected or approved by the Company or to a nominee of such successor Clearing Agency; and

(vi) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. None of the Company, the Parent or the Trustee or any agent of any of them shall have any obligation to determine whether the Clearing Agency has in fact received any such instructions.

(b) Whenever notice or other communication to the Certificateholders of a series is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (d) below, the Trustee shall give all such notices and communications specified in this Agreement to be given to Certificateholders of such series to the Clearing Agency.

(c) Unless and until Definitive Certificates of a series are issued pursuant to Subsection (d) below, on the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency’s books as holding interests in the Certificates on such Record Date.

(d) If with respect to the Certificates of any series (i) the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust, by Act of such Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Participants is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency Participants for registration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall issue and deliver the Definitive Certificates of such series in accordance with the instructions of the Clearing Agency. None of the Company, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Persons in whose names the Definitive Certificates are registered in the Register as Certificateholders under this Agreement. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

(e) Except as otherwise provided in the related Trust Supplement, the Trustee shall enter into the applicable Letter of Representations with respect to such series of Certificates and fulfill its responsibilities thereunder.

(f) The provisions of this Section 3.05 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.

Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them and the Company harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like series, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

In connection with the issuance of any new Certificate under this Section 3.06, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.07. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) on the Register as the owner of such Certificate and the Certificateholder for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Company, the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary. All payments or distributions made to any such Person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable on any such Certificate.

Unless otherwise provided with respect to any Certificates pursuant to Section 2.01(b), the Company, the Parent, any other obligor upon any Certificates and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Certificates.

Section 3.08. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.08, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

Section 3.09. Limitation of Liability for Payments. All payments and distributions made to Certificateholders of any series in respect of the Certificates of such series shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. The Certificates do not represent indebtedness of the related Trusts, and references herein or in any Trust Supplement to interest accruing on any Certificates are intended for purposes of computation only. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, any Liquidity Providers, the Loan Trustees, any Owner Trustee or any Owner Participant, except as otherwise expressly provided in this Agreement, in any Note Document or in any related Intercreditor Agreement.

The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore the Company shall not have any right, obligation or liability hereunder, or under the terms of any Trust Supplement or any Certificates (except as otherwise expressly provided herein or therein).

Section 3.10. CUSIP Numbers. The Certificates may include “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices in respect of the Certificates; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Certificates, that reliance may be placed only on the other identification numbers printed on the Certificates, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold such Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement or any Intercreditor Agreement. On each day when a Scheduled Payment is made to the Trustee with respect to the Certificates of any series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Scheduled Payment in the applicable Certificate Account.

(b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders of such series and shall make or permit withdrawals therefrom only as provided in this Agreement or any Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee with respect to the Certificates of any series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the applicable Special Payments Account.

(c) The Trustee shall present (or, if applicable, cause the Subordination Agent to present) to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed or purchased in whole pursuant to the related Indenture, on the applicable redemption or purchase date under such Indenture.

Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) Subject to the provisions of the Intercreditor Agreement, on each Regular Distribution Date with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on the Equipment Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder’s pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the total amount in the applicable Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b) Subject to the provisions of the Intercreditor Agreement, on each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount of such applicable Special Payment deposited therein pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder’s pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the total amount in the applicable Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at such Certificateholder’s address as it appears in the Register. Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; (ii) in the event that the Trustee receives a notice from the Company pursuant to Section 2.02 that Postponed Notes will not be purchased by the Trustee, such notice of Special Payment shall be mailed as soon as practicable after receipt of such notice from the Company and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter; (iii) in the event that any Special Payment is to be made pursuant to the last paragraph of Section 2.02(b) hereof, such notice of Special Payment shall be mailed on the Cut-off Date (or, if such mailing on the Cut-off Date is not practicable, as soon as practicable after the Cut-off Date), and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment (or, if such 15th day is not practicable, as soon as practicable thereafter); and (iv) in the case of any other Special Payments, such notice of Special Payment shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter. Notices mailed by the Trustee as provided in the paragraphs above shall set forth:

(i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

(ii) the amount of the Special Payment (taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)) for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest;

(iii) the reason for the Special Payment; and

(iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

If any redemption or purchase of the Equipment Notes held in any Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

Section 4.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment, as the case may be, to Certificateholders of the related series a statement setting forth the information provided below. Such statement shall, except to the extent otherwise provided in the applicable Trust Supplement, set forth (per $1,000 aggregate face amount of Certificate as to (i), (ii) and (iii) below) the following information:

(i) the aggregate amount of funds distributed on such Distribution Date under this Agreement, indicating the amount allocable to each source including any portion thereof provided by the Liquidity Providers;

(ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to premium, if any;

(iii) the amount of such distribution under this Agreement allocable to interest; and

(iv) the Pool Balance and the Pool Factor of the related Trust.

With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will, at the expense of the Company, request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency’s books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Certificates.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, except to the extent otherwise provided in the applicable Trust Supplement, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Certificates.

Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested by the Trustee in Permitted Investments selected by the Controlling Party in telephonic (confirmed in writing) or written instructions to the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Absent receipt of such instructions from the Controlling Party, such Special Payment shall remain uninvested by the Trustee pending receipt of investment instructions. Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

ARTICLE V

THE COMPANY

Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.02. Consolidation, Merger, Etc. The Company shall not consolidate with or merge into any other Person under circumstances in which the Company is not the surviving corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall (i) be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) be a “citizen of the United States” as defined in 49 U.S.C. Sections 40102 (a) (15), as amended, and (iii) hold an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. Sections 1110), with respect to the Leases or the Aircraft owned by the Company; and

(b) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee applicable to the Certificates of each series a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Note Documents and of this Agreement applicable to the Certificates of each series to be performed or observed by the Company.

The Trustee may request an Officer’s Certificate of the Company and an Opinion of Counsel of the Company (that may be the Company’s General Counsel, Deputy General Counsel, Associate General Counsel or other senior attorney of the Company) reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement and any Note Document applicable to the Certificates of such series to which it is a party.

ARTICLE VI

DEFAULT

Section 6.01. Indenture Events of Default and Triggering Events. (a) Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Trustee may (i) to the extent it is the Controlling Party at such time (as determined pursuant to the related Intercreditor Agreement), direct the exercise of remedies as provided in such related Intercreditor Agreement and (ii) if there is no related Intercreditor Agreement, direct the exercise of remedies or take other action as provided in the relevant Indenture to the extent that it may do so as the holder of the Equipment Notes issued under such Indenture and held in the related Trust.

(b) By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, each Certificateholder of Certificates of certain series (each, a “Potential Purchaser” and, collectively, the “Potential Purchasers”) may have certain rights to purchase the Certificates of one or more other series, all as set forth in the Trust Supplement applicable to the Certificates held by such Potential Purchaser. The purchase price with respect to the Certificates of any series shall be equal to the Pool Balance of the Certificates of such series, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such series under this Agreement, any related Intercreditor Agreement or any other Note Document or on or in respect of the Certificates of such series; provided, however, that if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed under this Agreement on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date); provided, further, that no such purchase of

Certificates of such series shall be effective unless the purchasing Certificateholder (each, a “Purchasing Certificateholder” and, collectively, the “Purchasing Certificateholders”) shall certify to the Trustee that contemporaneously with such purchase, one or more Purchasing Certificateholders are purchasing, pursuant to the terms of this Agreement and the other Agreements, if any, relating to the Certificates of a series that are subject to the same Intercreditor Agreement (such other Agreements, the “Other Agreements”), the Certificates of each such series that the Trust Supplement applicable to the Certificates held by the Purchasing Certificateholder specifies may be purchased by such Purchasing Certificateholder. Each payment of the purchase price of the Certificates of any series shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01. By acceptance of its Certificate, each Certificateholder (each, a “Selling Certificateholder” and, collectively, the “Selling Certificateholders”) of a series that is subject to purchase by Potential Purchasers, all as set forth in the Trust Supplement applicable to the Certificates held by the Selling Certificateholders, agrees that, at any time after the occurrence and during the continuance of a Triggering Event, it will, upon payment of the purchase price specified in this Agreement by one or more Purchasing Certificateholders, forthwith sell, assign, transfer and convey to such Purchasing Certificateholder (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Selling Certificateholder in this Agreement, any related Intercreditor Agreement, the related Liquidity Facility, the related Note Documents and all Certificates of such series held by such Selling Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the Purchasing Certificateholder shall assume all of such Selling Certificateholder’s obligations under this Agreement, any related Intercreditor Agreement, any related Liquidity Facility and the related Note Documents. The Certificates of such series will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Selling Certificateholder to deliver any Certificates of such series and, upon such a purchase, (i) the only rights of the Selling Certificateholders will be to deliver the Certificates to the Purchasing Certificateholder and receive the purchase price for such Certificates of such series and (ii) if the Purchasing Certificateholder shall so request, such Selling Certificateholder will comply with all of the provisions of Section 3.04 hereof to enable new Certificates of such series to be issued to the Purchasing Certificateholder in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the Purchasing Certificateholder.

Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes held in the Trust made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

(1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes held in the Trust, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

(2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

(3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note held in the related Trust, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of any related Intercreditor Agreement and any related Note Documents (subject to rights of the applicable Owner Trustee or Owner Participant to cure any such failure to pay principal of, premium, if any, or interest on any Equipment Note or to pay Rent under any Lease in accordance with the applicable Indenture and to the rights of the Lessee under any applicable Lease), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

Section 6.04. Control by Certificateholders. Subject to Section 6.03 and any related Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of such Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or such Intercreditor Agreement, including any right of the Trustee as Controlling Party under such Intercreditor Agreement or as holder of the Equipment Notes held in the related Trust; provided, however, that

(1) such Direction shall not in the opinion of the Trustee be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense;

(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such Direction; and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

Section 6.05. Waiver of Past Defaults. Subject to any related Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust (i) may on behalf of all of the Certificateholders of such series waive any past default or Event of Default under this Agreement and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture default, Indenture Event of Default, or, if applicable, the corresponding Lease default, under any related Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto, except a default:

(1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates of a series; or

(2) in the payment of the principal of, premium, if any, or interest, if any, on the Equipment Notes held in the related Trust; or

(3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of the series affected thereby.

Upon any such waiver, such default shall cease to exist with respect to the Certificates of such series and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders of such series to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Event of Default (and, if applicable, the corresponding Lease default).

Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to any related Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the applicable Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

(1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

(2) Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

(3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

Except to the extent provided in any applicable Intercreditor Agreement or in any applicable Trust Supplement, it is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust, or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all the Certificateholders of such series subject to the provisions of this Agreement.

Section 6.08. Remedies Cumulative. Every remedy given under this Agreement to the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter given by statute, law, equity or otherwise.

Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section 6.09 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

ARTICLE VII

THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default in respect of a Trust, the Trustee undertakes to perform such duties in respect of such Trust as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

(b) In case an Event of Default in respect of a Trust has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement in respect of such Trust, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section 7.01; and

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Notice of Defaults. (a) As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, any related Owner Trustees, any related Owner Participants, the related Loan Trustees and the Certificateholders holding Certificates of the related series, in the manner and to the extent provided in Section 313 (c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith shall determine that the withholding of such notice is in the interests of the Certificateholders of the related series. For the purpose of this Section 7.02 in respect of any Trust, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of that Trust.

(b) The Trustee shall not be deemed to have knowledge of any Default unless a Responsible Officer of the Trustee shall have received written notice of such Default; provided, however, that the Trustee shall be deemed to have notice of any failure to receive Scheduled Payments under this Agreement.

Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

(a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

(c) whenever in the administration of this Agreement or any Intercreditor Agreement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company, any related Owner Trustee or any related Loan Trustee;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Intercreditor Agreement at the Direction of any of the Certificateholders pursuant to this Agreement or any Intercreditor Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

(g) the Trustee may execute any of the trusts or powers under this Agreement or any Intercreditor Agreement or perform any duties under this Agreement or any Intercreditor Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement or any Intercreditor Agreement;

(h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Intercreditor Agreement; and

(i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement, any Equipment Notes, any Intercreditor Agreement, any Liquidity Facility to which the Trustee may be a party, the Certificates of any series, any Trust Supplement or any Note Documents, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement, each Certificate, each Note Purchase Agreement, each Intercreditor Agreement and any such Liquidity Facility of, or relating to, each series will be executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, the Parent, any Owner Trustees, any Owner Participants or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust under this Agreement need not be segregated from other funds except to the extent required in this Agreement or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for in this Agreement.

Section 7.07. Compensation and Reimbursement. The Company agrees:

(1) to pay, or cause to be paid, to the Trustee from time to time such reasonable compensation for all services rendered by it under this Agreement as the Company and the Trustee may agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement, any Trust Supplement, any Intercreditor Agreement or any Liquidity Facility to which the Trustee may be a party (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, willful misconduct or bad faith or as may be incurred due to the Trustee’s breach of its representations and warranties set forth in Section 7.15; and

(3) to indemnify, or cause to be indemnified, the Trustee with respect to the Certificates of any series, pursuant to the particular sections of the Note Purchase Agreement specified in the related Trust Supplement.

The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each series upon, all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such series or the related Trust for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee’s compensation for serving as such), including any reasonable costs and expenses incurred in contesting the imposition of any such tax. The Trustee shall notify the Company of any claim for any tax for which it may seek reimbursement. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax, it will mail a brief report within 30 days setting forth the amount of such tax and the circumstances thereof to all Certificateholders of such series as their names and addresses appear in the Register.

Section 7.08. Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which shall be a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof, shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such bank, trust company or other financial institution or such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08 the combined capital and surplus of such bank, trust company or other financial institution or such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.09.

Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

(b) The Trustee may resign at any time as Trustee of any or all Trusts by giving prior written notice thereof to the Company, the Authorized Agents, any related Owner Trustees and the related Loan Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, any related Owner Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time as the Trustee of any Trust by Direction of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Trustee and to the Company, any related Owner Trustees and the related Loan Trustees.

(d) If at any time in respect of any Trust:

(1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefore by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

(2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

(e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as defined below) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Trustee of such Trust hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an “Avoidable Tax” in respect of such Trust means a state or local tax: (i) upon (w) such Trust, (x) such Trust Property, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States of America. A tax shall not be an Avoidable Tax in respect of any Trust if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

(f) If the Trustee shall resign, be removed or become incapable of acting as Trustee of any Trust or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Direction of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Company, any related Owner Trustees, the related Loan Trustee and the retiring Trustee, then the successor Trustee of such Trust so appointed shall, with the approval of the Company of such appointment, which approval shall not be unreasonably withheld, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee of such Trust appointed by the Company as provided above. If no successor Trustee shall have been so appointed by the Company as provided above and accepted appointment in the manner hereinafter provided, the resigning Trustee or any Certificateholder who has been a bona fide

Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trust.

(g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company and to the retiring Trustee with respect to any or all Trusts an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such trust or Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee in respect of such Trusts hereunder (subject nevertheless to its lien, if any, provided for in Section 7.07) and all books and records, or true, correct and complete copies thereof, held by such retiring Trustee in respect of such Trusts hereunder. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts under this Agreement by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustees as co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

Section 7.12. Maintenance of Agencies. (a) With respect to each series of Certificates, there shall at all times be maintained an office or agency in the location set forth in Section 12.04 or at such other location as may be specified in the applicable Trust Supplement where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof, and where notices and demands to or upon the Trustee in respect of such Certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location with respect to the Certificates of any series (e.g., the Certificates of such series shall be represented by Definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, any Owner Trustees, the Loan Trustees (in the case of any Owner Trustee or Loan Trustee, at its address specified in the Note Documents or such other address as may be notified to the Trustee) and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

(b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each series. Each such Authorized Agent shall be a bank, trust company, or other financial institution organized and doing business under the laws of the United States or any state thereof, with a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000, the obligations of which are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia, with a combined capital and surplus of at least $75,000,000), and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates of each series. Each Registrar other than the Trustee shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent, if such successor corporation is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Loan Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

(e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent such compensation for its services as the Company and the Trustee may agree in writing from time to time and to reimburse it for its reasonable expenses to the extent set forth in Section 7.07(2).

Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 7.14. Registration of Equipment Notes in Trustee’s Name. Subject to the provisions of any Intercreditor Agreement and Section 12.03 hereof, the Trustee agrees that all Equipment Notes to be purchased by any Trust, Specified Investments, if any, to be held by the Trustee on behalf of a Trust and Permitted Investments, if any, to be held by the Trustee on behalf of a Trust shall be issued in the name of the Trustee as trustee for the applicable Trust or its nominee and held by the Trustee in trust for the benefit of the Certificateholders of such series, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes, Specified Investments or Permitted Investments, as the case may be, in the register of the issuer of such Equipment Notes,

Specified Investments or Permitted Investments, as the case may be. In no event shall the Trustee invest in, or hold, Equipment Notes, Specified Investments or Permitted Investments in a manner that would cause the Trustee not to have the ownership interest in (or a securities entitlement with respect to) such Equipment Notes, Specified Investments or Permitted Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Equipment Notes, Specified Investments or Permitted Investments or other applicable law then in effect.

Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

(b) the Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Note Purchase Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Note Purchase Agreements;

(c) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Note Purchase Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the charter documents or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time or both, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(d) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Note Purchase Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee;

(e) this Agreement, any Intercreditor Agreement, any Liquidity Facility, the Certificates and the Note Purchase Agreements have been or will be duly executed and delivered by the Trustee and constitute or upon such execution and delivery will constitute the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity; and

(f) the statements made by it in a Statement of Eligibility on Form T-l supplied or to be supplied to the Company in connection with the registration of any Certificates are and will be true and accurate subject to the qualifications set forth therein; and that such statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act of 1933, as amended.

The representation and warranties set forth above shall be deemed to be made by the Trustee on each Issuance Date, except as otherwise provided in the applicable Trust Supplement.

Section 7.16. Withholding Taxes; Information Reporting. As to the Certificates of any series, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates of such series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of such series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder of such series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

Section 7.17. Trustee’s Liens. The Trustee in its individual capacity agrees that it will, in respect of each Trust created by this Agreement, at its own cost and expense (and without the right of indemnity hereunder, including Section 7.07), promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim (“Trustee’s Liens”) on or with respect to the Trust Property of such Trust which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the related Note Documents or (ii) as Trustee under this Agreement or in its individual capacity and which arises out of acts or omissions which are not contemplated by this Agreement.

Section 7.18. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

ARTICLE VIII

CERTIFICATEHOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the

Company as to the names and addresses of the Certificateholders of each series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar for such series, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in Section 7.12 or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any series of Certificates, the Trustee shall transmit to the Certificateholders of such series, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall also transmit to Certificateholders such reports, if any, as may be required pursuant to Section 313(b) of the Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 313(c) thereof.

Section 8.04. Reports by the Company. The Company shall:

(a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

(b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

(c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313 (c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

(d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants of the Company under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

Section 9.01. Supplemental Agreements without Consent of Certificateholders. Without the consent of any Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company’s request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to an Intercreditor Agreement, a Note Purchase Agreement, a Liquidity Facility or a Guarantee, for any of the following purposes:

(1) to provide for the formation of a Trust, the issuance of a series of Certificates and other matters contemplated by Section 2.01(b) or to add, or to change or eliminate, any provision effecting a series of Certificates not yet issued, including to make appropriate provisions for a Guarantee; or

(2) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein contained or of the Company’s obligations under any Intercreditor Agreement, any Note Purchase Agreement, or any Liquidity Facility or, if applicable, to evidence the succession of another Person to the Parent and the assumption by any such successor of the covenants of the Parent contained in this Agreement or of the Parent’s obligations under any Guarantee; or

(3) to add to the covenants of the Company or the Parent for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the Company or the Parent in this Agreement, any Note Purchase Agreement, any Intercreditor Agreement, any Liquidity Facility or any Guarantee; or

(4) to correct or supplement any provision in this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee, provided, however, that any such action shall not materially adversely affect the interests of the Certificateholders of any series; to correct any mistake in this Agreement, any Intercreditor Agreement, any

Note Purchase Agreement, any Liquidity Facility or any Guarantee; or, as provided in any Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility (as defined in such Intercreditor Agreement); or

(5) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates of any series are listed or of any regulatory body; or

(6) to modify, eliminate or add to the provisions of this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee to such extent as shall be necessary to continue or obtain the qualification of this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Basic Agreement was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

(7) to evidence and provide for the acceptance of appointment under this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

(8) to provide the information required under Section 7.12 and Section 12.04 as to the Trustee; or

(9) to add to or change any of the provisions of the Certificate of any series or this Agreement to such extent as shall be necessary to facilitate the issuance of Certificates of such series in bearer form or to facilitate or provide for the issuance of Certificates of such series in global form in addition to or in place of Certificates in certificated form; or

(10) to provide for the delivery of agreements supplemental to this Agreement or the Certificates of any series in or by any means of any computerized, electronic or other medium, including without limitation by computer diskette; or

(11) to correct or supplement the description of any property constituting property of the Trust; or

(12) to modify, eliminate or add to the provisions of this Basic Agreement, any Trust Supplement or any applicable Note Purchase Agreement in order to reflect the substitution of a Substitute Aircraft for any Aircraft; or

(13) to comply with any requirement of the SEC in connection with the qualification of this Agreement, any Guarantee or any other agreement or instrument related to the Certificates of any series under the Trust Indenture Act; or

(14) to make any other amendments or modifications hereto, provided, however, that such amendments or modifications shall apply to Certificates of any series to be thereafter issued;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

Section 9.02. Supplemental Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of such series (including consents obtained in connection with a tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company, and, if applicable, the Parent may, but shall not be obligated to, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, any Intercreditor Agreement, any Liquidity Facility or any Guarantee to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, any Intercreditor Agreement, any Liquidity Facility or any Guarantee; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate adversely affected thereby:

(1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment on any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable (other than as provided for in such Certificate), or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

(2) permit the disposition of any Equipment Note included in the Trust Property of such Trust except as permitted by this Agreement or any Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

(3) alter the priority of distributions specified in the relevant Intercreditor Agreement, if any, in a manner materially adverse to the interests of the Certificateholders of such series; or

(4) reduce the specified percentage of the aggregate Fractional Undivided Interests of such Trust that is required for any such supplemental agreement, or reduce such specified percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

(5) modify any of the provisions of this Section 9.02 or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such series affected thereby;

(6) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes; or

(7) if a Guarantee is issued guaranteeing the Equipment Notes held in such Trust or any Leases related to Equipment Notes to be acquired and held in such Trust, modify such Guarantee in a manner materially adverse to the interests of the Certificateholders of such series.

It shall not be necessary for any Direction of such Certificateholders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.

Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article IX, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.

ARTICLE X

AMENDMENTS TO INDENTURES AND OTHER NOTE DOCUMENTS

Section 10.01. Amendments and Supplements to Indentures and Other Note Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Notes (or as a prospective purchaser of any Postponed Notes) in trust for the benefit of the Certificateholders of any series or as Controlling Party under an Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, other Note Document or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of such series registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders of such series a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note or a Controlling Party has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to a Postponed Note, its commitment to acquire such Postponed Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Postponed Note) in the same proportion as that of (A) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders of such series evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a Certificate shall have been “actually voted” if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder’s consent to such Direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and any Intercreditor Agreement, the Trustee may, with respect to the Certificates of any series, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture or any other related Note Document if an Event of Default hereunder shall have occurred and be continuing or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders of such series.

ARTICLE XI

TERMINATION OF TRUSTS

Section 11.01. Termination of the Trusts. In respect of each Trust created by the Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee and, if applicable, the Parent, with respect to such Trust shall terminate upon the distribution to all Holders of Certificates of the series of such Trust and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property of such Trust; provided, however, that in no event shall such Trust continue beyond 21 years less one day following the death of the last survivor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the minimum number of days and not later than the maximum number of days specified therefor in the related Trust Supplement preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.02.

In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates of such series after any Regular Distribution Date (or Special Distribution Date, as the case may be) of such series, as specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Certificates of such series shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after 60 days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to any related Owner Trustees and the Company.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01. Limitation on Rights of Certificateholders. (a) The insolvency, death or incapacity of any Certificateholder of any series shall not operate to terminate this Agreement or the related Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. No Certificateholder of any series shall be entitled to revoke the related Trust.

(b) No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Certificateholder in and to the applicable Trust Property or under the related Trust shall operate to terminate the Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of such Trust Property.

Section 12.02. Certificates Nonassessable and Fully Paid. Except as set forth in the last sentence of this Section 12.02, Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of such series shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association. Neither the existence of the Trust nor any provision in this Agreement is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

Section 12.03. Registration of Equipment Notes in Name of Subordination Agent. If a Trust is party to an Intercreditor Agreement, the Trustee agrees that all Equipment Notes to be purchased by such Trust may be issued in the name of the Subordination Agent under such Intercreditor Agreement or its nominee and held by such Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, such Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

Section 12.04. Notices. (a) Unless otherwise specifically provided or permitted herein or in the applicable Trust Supplement with respect to any Trust, all notices required or permitted under the terms and provisions of this Basic Agreement or such Trust Supplement with respect to such Trust shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile, or any other customary means of communication, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received), if to the Company:

US Airways, Inc.

111 West Rio Salado Parkway

Tempe, AZ 85281

Attention: Treasurer

Telephone: ###

Facsimile: ###

with a copy to the attention of the Company’s Office

of the General Counsel at the same address:

Attention: Aircraft Counsel

Facsimile: ###

if to the Trustee:

Wilmington Trust Company, as Trustee

100 North Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Telephone: ###

Facsimile: ###

(b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to Certificateholders of any series shall be mailed by first-class mail to the addresses for Certificateholders of such series shown on the Register kept by the Registrar and to addresses filed with the Trustee for Certificate Owners of such series; provided, however, that if The Depository Trust Company, or Cede & Co., as its nominee, is the sole Certificateholder of record, such notices or communications need only be sent to The Depository Trust Company and may be sent by any means permitted under subsection (a) above. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders or Certificate Owners of such series.

(d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

(e) If the Company mails a notice or communication to the Certificateholders of such series, it shall mail a copy to the Trustee and to each Paying Agent for such series at the same time.

(f) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

(g) The Trustee shall promptly furnish the Company with a copy of any report, demand, notice or written communication received by the Trustee hereunder from, or sent or furnished by the Trustee hereunder to, any Certificateholder, Owner Trustee, Loan Trustee, Liquidity Provider, Subordination Agent or other Person.

Section 12.05. Governing Law and Venue; Waiver of Jury Trial. (a) THIS BASIC AGREEMENT, TOGETHER WITH ALL TRUST SUPPLEMENTS AND CERTIFICATES (UNLESS SPECIFIED OTHERWISE IN A TRUST SUPPLEMENT), SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York, solely in respect of the interpretation and enforcement of the provisions of this Basic Agreement and of the documents referred to in this Basic Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Basic Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determine in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and consent to the jurisdiction of any such court over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.04 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS BASIC AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS BASIC AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND

(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.05.

Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the related Trust, or of the Certificates of such series or the rights of the Certificateholders thereof.

Section 12.07. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. If any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.

Section 12.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.09. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 12.10. Benefits of Agreement. Nothing in this Agreement or in the Certificates of any series, express or implied, shall give to any Person, other than the parties to this Agreement and their successors under this Agreement, and the Certificateholders of each series, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein.

Section 12.11. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any series shall not be a Business Day with respect to such series, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

Section 12.12. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 12.13. Communication by Certificateholders with Other Certificateholders. Certificateholders of any series may communicate with other

Certificateholders of such series with respect to their rights under this Basic Agreement, the related Trust Supplement or the Certificates of such series pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Trustee and any and all other persons benefited by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

Section 12.14. Intention of Parties. The parties to this Agreement intend that each Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be construed so as to further such intent.

Section 12.15. No Recourse Against Others. No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company, the Parent or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Parent or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Parent or any successor Person or any Affiliate of any thereof, under the Certificates, this Agreement or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Certificate, each Certificateholder agrees to the provisions of this Section 12.15 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Certificates.